Exhibit 5

                  OPINION OF LUSE GORMAN POMERENK & SCHICK, PC


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                          LUSE GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015

                            TELEPHONE (202) 274-2000
                            FACSIMILE (202) 362-2902
                                 www.luselaw.com

WRITER'S DIRECT DIAL NUMBER                                       WRITER'S EMAIL
(202) 274-2000

January 15, 2009

Board of Directors
Energy Services of America Corporation
100 Industrial Lane
Huntington, West Virginia 25702-9694

            Re:      Energy Services of America Corporation
                        2009 Employee Stock Purchase Plan
                       Registration Statement on Form S-8
                     ----------------------------------

Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the issuance of Energy Services of America Corporation (the "Company") common stock, par value $0.0001 per share (the "Common Stock"), pursuant to the Energy Services of America Corporation 2009 Employee Stock Purchase Plan (the "Stock Benefit Plan"). We have reviewed the Company's Certificate of Incorporation, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the shares of Common Stock, when issued in connection with the purchase of Common Stock by eligible employees under the Stock Benefit Plan, will be duly authorized, legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                       Very truly yours,

                                       /s/ LUSE GORMAN POMERENK & SCHICK

                                       LUSE GORMAN POMERENK & SCHICK
                                       A Professional Corporation